Exhibit 99
                                                                      ----------
                              FOR IMMEDIATE RELEASE

                         EXIGENT INTERNATIONAL ANNOUNCES
                 ACQUISITION OF GEC NORTH AMERICA AND EXPANDED
                CREDIT FACILITIES WITH HUNTINGTON NATIONAL BANK


     MELBOURNE,  FL, December 13, 1999 - Exigent  International,  Inc.  (Nasdaq:
XGNT; CHX: XNT) announced today that it has consummated the acquisition of GEC North America Corporation. GEC North America, based in Charlotte, NC, provides Oracle(R) Application consulting and implementation services to large and medium-sized clients in discrete and process manufacturing, distribution, and general business industries.

     The acquisition was financed in part by a $1 million credit facility with Huntington National Bank of Columbus, Ohio. The new loan increases Exigent's lines of credit with Huntington from $5 million to $6 million.

     Bernie Smedley, President and CEO of Exigent, commented, "This acquisition of GEC and our growing relationship with Huntington are two more important steps in meeting our growth and profitability objectives for the coming year."

     Exigent International, Inc. (www.xgnt.com) is a publicly traded holding company, formed in 1996 to capitalize on emerging high-technology opportunities. World headquarters are in Melbourne, Florida, USA. Other Exigent sites include Washington, D.C., Alexandria and Chantilly VA, Gaithersburg and La Plata MD, Stennis Space Center MS, Denver and Colorado Springs CO, and Mesa AZ.

     Exigent's operating subsidiaries are: Software Technology, Inc. (STI), specializing in command and control solutions. STI's flagship software product OS/COMET(R) controls satellite constellations including the GPS system. Since 1978, STI has enjoyed long-standing relationships with such corporate clients as Motorola, Lockheed-Martin, Loral, GE Astrospace, and Harris Corporation, and with government agencies that include NASA, the USAF, and the U.S. Navy's Naval Research Laboratory (see www.sticomet.com). Middleware Solutions, Inc. (M/Ware), developer of the ActiveM (TM) Active Messaging System (see www.mware.com). FotoTag, Inc., developer of the FotoTag(R) system. This innovative unit develops advanced systems that track location and movement of people, baggage, and products (see www.fototag.com).

     For financial information and investor relations, contact Exigent's CFO, Jeffery Weinress (weinress@xgnt.com). For general information, contact Exigent's Vice President of Marketing, Dennis Lunder (lunder@xgnt.com), or use one of these numbers: 407/952-7550, 888/952-XGNT, 407/676-4510 (Fax)

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

     In accordance with the safe harbor provisions of the Private Securities Litigation reform Act of 1995, the Company notes that statements in this press release, and elsewhere, that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others that are discussed in company filings with the Securities and Exchange Commission, could cause actual results to differ materially from those set forth in the forward-looking statements:

a) intense competition may cause us to lose projects or result in decreased revenues;
b)   we may not be able to hire qualified technical personnel;
c) the highly competitive market for technical personnel may increase our costs;
d)   our  operating  results may fluctuate  significantly;
e) if GEC North America Corporation loses personnel or customers it may not achieve its estimated revenues; and
f) acquisitions involve numerous risks,including the following:(i)difficulties in integration of the operations,technologies, and products of the acquired companies; (ii) the risk of diverting management's attention from normal daily operations of the business; (iii) risks of entering markets in which Exigent has no or limited direct prior experience and where competitors in such markets have stronger market positions; and, (iv) the potential loss of key employees of the acquired company.

Notices

     OS/COMET and FotoTag are registered trademarks and ActiveM Active Messaging System is a trademark of Exigent International, Inc. All other trademarks are the property of their respective owners.